UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

New York Community Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE

TO THE SHAREHOLDERS OF

NEW YORK COMMUNITY BANCORP, INC.

May 23, 2006

Dear Shareholders,

Please remember that the Annual Meeting of Shareholders of New York Community Bancorp, Inc. is fast approaching and will be held on June 7, 2006.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of five directors to three-year terms of office each;
2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006;
3.	Approval of the New York Community Bancorp, Inc. Management Incentive Compensation Plan;
4.	Approval of the New York Community Bancorp, Inc. 2006 Stock Incentive Plan;
5.	A shareholder proposal, if properly presented at the Annual Meeting, which proposal is opposed by the Board of Directors; and
6.	Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

Your vote is important. Whether or not you expect to attend the meeting, you are requested to complete, sign, and date the enclosed proxy voting instruction form as promptly as possible so that your shares may be represented at the meeting.

Your prompt response is appreciated. You are encouraged to vote your shares today by utilizing the toll-free number that is listed on the enclosed proxy voting form.

If you would like an additional copy of our 2005 Annual Report to Shareholders or the proxy materials for the 2006 Annual Meeting, please contact our Investor Relations Department at (516) 683-4420. As a reminder, these documents are also available at our website, www.myNYCB.com. Simply click on “Investor Relations” and then on the respective prompts.

We hope to hear from you soon. If you need assistance in casting your vote, please call Mellon Investor Services (the company’s proxy solicitation agent) at: 1-201-680-5235.

Sincerely,

R. Patrick Quinn

Executive Vice President,

Chief Corporate Governance Officer,

and Corporate Secretary